Exhibit 10.1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SUPPLY AGREEMENT

This is an agreement (“AGREEMENT”), made and entered into between the BUYER and SELLER (“PARTY,” collectively “PARTIES”).

1  PARTIES and OTHER RELEVANT ENTITIES

The Procter & Gamble Manufacturing Company, One Procter & Gamble Plaza, Cincinnati, Ohio 45202 (“BUYER”).

Corium International, Inc., 235 Constitution Drive, Menlo Park, California 94025 (“SELLER”).

“AFFILIATE” means, with respect to any person as of the date on which, or at any time during the period for which, the determination of affiliation is being made, any other person: (a) directly or indirectly controlling the party in question, (b) directly or indirectly being controlled by the party in question, or (c) being controlled by another PARTY that also controls the party in question. As used in the preceding sentence, “controlled” and “controlling” as used with respect to any PARTY mean, through direct or indirect beneficial ownership of more than 50% of the voting or equity interest in another PARTY, the power to direct or cause the direction of the management and policies of such other PARTY.

“LICENSE AGREEMENT” means the License Agreement entered into between Corium International and The Procter & Gamble Company on June 13, 2005, and as amended thereafter by the PARTIES.

“QUALITY AGREEMENT” means the Quality Agreement entered into between Corium International and The Procter & Gamble Company on September 24, 2015, and as amended thereafter by the PARTIES.

2  PURCHASE & SALE OBLIGATIONS

2.1.       QUANTITY AND PLANNING

(i)         SELLER will sell to BUYER and BUYER shall purchase Oral Care layer as set forth in Exhibit 2.1 (“GOODS”) in accordance with the AGREEMENT. In accordance with current practices, BUYER shall provide SELLER with a non-binding [*] purchase forecast for GOODS, detailing the volumes for each product by month, including requirements for launch quantities, retail product, sampling and promotions. [*] prior to the start of each succeeding calendar quarter, BUYER shall provide SELLER a new non-binding purchase forecast for GOODS detailing the projected volumes for each consecutive[*] period (each a “ROLLING FORECAST”).  By way of example, on each [*], a ROLLING FORECAST will be submitted for the [*] period beginning on [*]; on each [*], a ROLLING FORECAST will be submitted for the [*] period beginning on [*]; and on each [*], a ROLLING FORECAST will be submitted for the [*] period beginning on [*]; and on [*], a ROLLING FORECAST will be submitted for the [*] period beginning on [*].

(ii)         SELLER and BUYER will collaborate to set the master production schedule based on BUYER’s forecasts. The PARTIES will endeavor to accommodate fluctuations in BUYER’s demand.  The ROLLING FORECASTS as submitted above will dictate the average [*] volumes for the upcoming [*] and all PURCHASE ORDERS, as defined below, submitted during that quarter will be at the corresponding price for that CAPACITY WINDOW, regardless of the actual [*] PURCHASE ORDER levels. A CAPACITY WINDOW (“CAPACITY WINDOW”) is the set of volume ranges of production available for the order of GOODS as set forth in Exhibit 3.1.  So long as the average [*] volumes within a [*] submitted in PURCHASE ORDERS during any given calendar [*] remain within the CAPACITY WINDOW determined by the ROLLING FORECAST submitted prior to that [*], the PARTIES agree to “smooth out” the manufacture of the GOODS to meet BUYER’s delivery schedule as provided in the [*] PURCHASE ORDERS and to maximize the efficiency of SELLER’s production staffing schedule. For the avoidance of doubt, if BUYER submits a [*] PURCHASE ORDER for GOODS outside of the amount in the CAPACITY WINDOW, SELLER will accept such PURCHASE ORDER if the total average [*] volumes remain within the applicable CAPACITY WINDOW.

*Confidential Treatment Requested

(iii)         Additionally, BUYER will submit PURCHASE ORDERS on a [*] basis in accordance with Section 2.2, which shall include [*] of firm production orders and [*] of estimated planned orders in the system. The firm production orders combined with the planned orders will constitute BUYER’s authorization to SELLER to purchase the raw materials necessary to fill the orders for the corresponding periods. Should the materials ordered in a [*] period not be used within [*], BUYER will purchase the excess materials from SELLER at SELLER’s actual cost. Based on the master production schedule, SELLER will confirm delivery timing in accordance with the PURCHASE ORDERS placed by BUYER.   The minimum order quantity is a production lot size of [*] (“MINIMUM ORDER”). The maximum production capacity is [*] per week (“MAXIMUM ORDER”).

2.2.       PURCHASE ORDERS

BUYER will order GOODS from SELLER by means of purchase orders, releases or other means of ordering (collectively “PURCHASE ORDERS”). Upon SELLER’s acceptance of each PURCHASE ORDER, each PURCHASE ORDER is binding upon SELLER and BUYER, and the terms of this AGREEMENT are incorporated by reference.  Each PURCHASE ORDER from BUYER to SELLER shall specify the exact quantity of GOODS requested and the scheduled delivery date for such quantity (“Delivery Date”). The PARTIES will agree to packaging and shipping instructions.  Each PURCHASE ORDER for GOODS shall be in compliance with Section 2.1.  In no event will a Delivery Date requested by BUYER be less than [*] after the date the PURCHASE ORDER is received by SELLER, except with the prior written consent of SELLER.  SELLER shall acknowledge each PURCHASE ORDER within [*] after receipt.  SELLER shall manufacture and supply GOODS in accordance with the terms of accepted PURCHASE ORDERS issued and the terms and conditions of this AGREEMENT.  Once accepted by SELLER, BUYER may cancel or reschedule PURCHASE ORDERS for GOODS only with SELLER’s prior written approval.  SELLER shall deliver GOODS at the times specified in BUYER’s PURCHASE ORDERS, unless such orders have been rejected by SELLER.

2.3.       REDUCTION OR DISCONTINUANCE OF PURCHASES

SELLER acknowledges and agrees that BUYER may deem it necessary, from time to time, to reduce or discontinue purchases of the GOODS covered by this AGREEMENT because of (i) product or packaging reformulation; (ii) process change; (iii) changes in technology; (iv) changes in the LAWS governing the GOODS, the sale or distribution of the GOODS; (v) changes in the sale or distribution of the GOODS; (vi) the discontinuance of the product incorporating the GOODS; (vii) divestiture of the business in which the GOODS reside; (viii) BUYER’s exercise of its right to relocate production in accordance with the LICENSE AGREEMENT; or (ix) any other similar reasons.  In such event BUYER shall provide SELLER with reasonable, but not less than [*], prior written notice of any such reduction or discontinuance, and BUYER shall be entitled to thereupon reduce or discontinue further purchases of GOODS from SELLER hereunder without any penalty, liability or further obligation.

2.4.       SPECIFICATIONS

Specifications are those detailed technical descriptions of the GOODS that are agreed upon by the PARTIES (“SPECIFICATIONS”) and once agreed upon are entered into the BUYER’s specification system. From time to time, BUYER may request that the SPECIFICATIONS be revised, supplemented or otherwise amended by giving written notice to SELLER. Any change to the SPECIFICATIONS shall be agreed in writing between the PARTIES, and such agreement will include, but not be limited to, agreeing on the implications (if any) on the price of the GOODS and the cost of validation of any such alteration.  Any changes to the SPECIFICATIONS shall be made in accordance with Section 7.7. Any SPECIFICATIONS revised in accordance with this AGREEMENT shall become effective [*] after BUYER and SELLER have agreed upon the proposed revision (“CHANGE DATE”).

If a change in the SPECIFICATIONS is requested by either PARTY as the result of BUYER or SELLER being approached by or sued by a third party concerning an allegation of patent infringement relating to the development, manufacture, use, distribution, or sale of the GOODS (“THIRD PARTY IP CLAIM”), the PARTIES shall first follow the procedure described above for considering any proposed change to the SPECIFICATIONS.  If, following such process, the PARTIES have not agreed to change the SPECIFICATIONS as requested by either PARTY upon receiving notice within a reasonable time, but not to exceed [*] then BUYER shall be entitled to: (i) terminate this AGREEMENT at any reasonable time thereafter, with immediate effect subject to Sections 3.3.1, 4.4, and 4.5, (ii) purchase the GOODS from other suppliers in which case the obligations of BUYER and SELLER hereunder shall be reduced accordingly, or (iii) continue to purchase under this AGREEMENT. Notwithstanding the foregoing, if after good faith discussions the PARTIES, with their respective legal counsel, mutually determine, as a result of such THIRD PARTY IP CLAIM, to discontinue the manufacture and sale of the GOODS, the PARTIES may mutually decide to terminate this AGREEMENT.

*Confidential Treatment Requested

2.5.       RETURN OF GOODS

Upon receipt of GOODS, BUYER shall inspect such GOODS for conformance with the SPECIFICATIONS.  Any GOODS not rejected within [*] of DELIVERY thereof will be deemed accepted; provided, however, that such acceptance of GOODS shall not constitute a waiver of any claim BUYER may have under this AGREEMENT, including, but not limited to, claims under Section 5.

If any GOODS or parts thereof are i) not in conformance with the SPECIFICATIONS or ii) not in compliance with Section 5.1 or Section 5.2, BUYER will give SELLER written notice within the [*] time limit provided under this Section 2.5 and, upon such notice, BUYER is entitled to return to SELLER, any such GOODS or parts thereof at SELLER’s expense. Upon SELLER’s receipt of such notice from BUYER with respect to rejected GOODS, (i) SELLER will rework or replace defective GOODS and materials, at no additional cost to BUYER; (ii) BUYER may return such GOODS for credit to BUYER, at the full PRICE, plus the actual expenses incurred by BUYER in returning the GOODS to SELLER (such as packaging and transportation costs); or (iii) SELLER and BUYER may agree to alternative solutions; however, BUYER is always free to elect either (i) or (ii) above. In the event of any dispute regarding whether any GOODS rejected by BUYER fail to conform to the SPECIFICATIONS, the PARTIES shall submit such GOODS for testing by an independent laboratory to determine whether such GOODS do or do not conform to the SPECIFICATIONS.  The non-prevailing PARTY shall pay the fees for such testing and the costs associated with shipping the GOODS to the laboratory for testing.  The rights and remedies set forth in this Section 2.5 are not exclusive and nothing herein shall limit the rights and remedies either PARTY may have under this AGREEMENT or at LAW.

2.6.       SUPPLY OF MATERIALS: FULL SERVICE AND FREE ISSUE

2.6.1     SUPPLY OF MATERIALS

SELLER will provide the materials obtained from qualified suppliers as identified in the QUALITY AGREEMENT required for the manufacturing of the GOODS in accordance with the SPECIFICATIONS (“FULL SERVICE MATERIALS”, “FULL SERVICE”). At BUYER’s option and subject to SELLER’s approval, BUYER may supply, or arrange for supply of certain raw materials forming a part of the GOODS or used in the MANUFACTURING (“FREE ISSUE MATERIALS”) from third parties.

2.6.2     BILL OF MATERIALS

The bill of materials contains a list of all raw materials, sub-assemblies, intermediate assemblies, and sub-components or parts and the respective quantities required to manufacture the GOODS (“BILL OF MATERIALS”). In the case of:

(i)          FULL SERVICE, SELLER creates the BILL OF MATERIALS, orders and pays for the FULL SERVICE MATERIALS and charges BUYER on the basis of the BILL OF MATERIALS.

(ii)         FREE ISSUE, SELLER creates the BILL OF MATERIALS, and BUYER orders and pays for the FREE ISSUE MATERIALS.

2.6.3      EXCLUSIVE USE; RISK OF LOSS

SELLER will use FREE ISSUE MATERIALS exclusively for SELLER’s performance under this AGREEMENT. The risk of loss for FREE ISSUE MATERIALS will pass to SELLER in accordance with DDP INCOTERMS 2010.

2.7.       SCRAP AND LOSS RATES FOR MATERIALS

The PARTIES acknowledge that some scrap or loss of FULL SERVICE MATERIALS is inevitable.  PRICE to BUYER will not change with respect to scrap and loss of FULL SERVICE MATERIALS incurred by SELLER in connection with the manufacturing of the GOODS.

*Confidential Treatment Requested

2.7.1       SCRAP OR LOSS CAUSED BY A PARTY’S ACTS OR OMISSIONS

SELLER will bear the cost for any damage to or loss of FREE ISSUE MATERIALS or FULL SERVICE MATERIALS to the extent resulting from any negligent act or omission of SELLER while such materials are under SELLERS’s control, SELLER’s subcontractors or their respective employees. BUYER will bear the cost for any damage to or loss of FREE ISSUE MATERIALS to the extent resulting from any negligent act or omission of BUYER, BUYER’s subcontractors or their respective employees or other representatives.

2.8.        QUALITY ASSURANCE

SELLER’s use or release of any FULL SERVICE MATERIALS, FREE ISSUE MATERIALS or Goods shall be subject to the provisions of the QUALITY AGREEMENT.

2.9.        RETAIN SAMPLES

SELLER, at SELLER’s expense, will retain from each roll of GOODS manufactured samples of [*] in accordance with the QUALITY AGREEMENT for a period required according to Section 2.8 and will provide BUYER with duplicate samples.

2.10.       AUTHORITY INQUIRIES

SELLER and BUYER will promptly inform each other upon learning of any proposed inspection or visit or after commencement of any unannounced inspection or visit to the facilities related specifically to GOODS by any governmental authority, including without limitation, any health authority or any environmental regulatory authority having jurisdiction over such manufacturing facility, and will follow Section 17.3 of the QUALITY AGREEMENT.

2.11.       QUALITY ASSURANCE AUDITS

SELLER will comply with the QUALITY AGREEMENT which sets forth the quality management systems in accordance with industry standards or best practices and contains audit provisions as agreed between the PARTIES (collectively “QUALITY STANDARDS”).

2.12.       NOTICE OF NON-COMPLIANT GOODS

Subject to Section 2.5, SELLER will comply with the QUALITY AGREEMENT.

2.13.       RECALLS

2.13.1     NOTICE OF WITHDRAWAL OR RECALL

If any governmental authority having jurisdiction over the GOODS or the products into which the GOODS are incorporated requires BUYER to recall the product into which the GOODS are incorporated, BUYER shall immediately notify SELLER and review with SELLER the basis for the recall.  BUYER shall make the final determination regarding the need for any voluntary withdrawal, and, subject to applicable legal requirements, the manner of conducting any voluntary withdrawal or mandatory recall.

2.13.2     COSTS OF FINISHED PRODUCT WITHDRAWAL OR RECALL

BUYER will be responsible for all costs associated with any withdrawal or recall of BUYER’s FINISHED PRODUCTS incorporating the GOODS. Subject to Section 6.5, SELLER will reimburse BUYER for that portion of any actual expenses incurred in conducting a withdrawal or recall of BUYER’s FINISHED PRODUCTS incorporating the GOODS to the extent that such withdrawal or recall is attributable to (i) a failure of the GOODS to meet the SPECIFICATIONS, (ii) any other breach by SELLER of its representations, warranties, or other obligations under this AGREEMENT, or (iii) SELLER’s gross negligence, intentional or willful misconduct. In the event that a withdrawal or recall is attributable to SELLER’s gross negligence, intentional or willful misconduct, SELLER shall reimburse BUYER for any and all damages, losses, expenses, and costs incurred in connection with conducting such withdrawal or recall, including indirect, incidental, special, punitive, and consequential damages. For purposes of this AGREEMENT, “gross negligence” shall mean any act or failure to act (whether sole, joint or concurrent) which is in reckless disregard of or indifference to the harmful consequences of such action.

*Confidential Treatment Requested

In the event that scientific testing and investigation costs are incurred in order to determine whether or not SELLER bears any responsibility for the withdrawal or recall, BUYER shall pay for such testing, subject to reimbursement as described above if is determined that SELLER bears some portion of the responsibility for the withdrawal or recall.

2.14.      INVENTORY COUNT REQUIREMENTS

Within [*] of the end of each calendar quarter, SELLER will provide BUYER with a report of the inventory of all FREE ISSUE MATERIALS available at the end of the preceding quarter.

2.15.      ADDITIONAL EQUIPMENT AND CAPACITY

SELLER will purchase and install the additional capacity required (“EQUIPMENT”) to manufacture GOODS upon mutual agreement on qualification terms.  SELLER will acquire and retain title to and risk of loss for the EQUIPMENT and will be responsible for maintenance and/or replacement.  Once the EQUIPMENT is qualified by BUYER, the MAXIMUM ORDER quantity available to BUYER will be increased to a production lot size of [*].

3  PRICE AND TRANSACTION TAXES

3.1.       PRICE AND DUE DATE FOR PAYMENT

The price(s) for the GOODS excluding TRANSACTION TAXES is in accordance with the CAPACITY WINDOW established pursuant to Section 2.1 and the PRICE tiers as set forth in Exhibit 3.1 (“PRICE”).

The PRICE shall be fixed for the AGREEMENT PERIOD.

The GOODS will be shipped FCA SELLER’s Facility INCOTERMS® 2010 (“DELIVERY”).  Payment will be made in US DOLLARS.  SELLER’s invoices will separately state any transportation charges and will include the freight bill and bill of lading.

The due date for any payments under this AGREEMENT is [*] from the date the accurate invoice is received at the location as designated by BUYER. Notwithstanding the foregoing, if BUYER fails to object to an invoice within [*] of receipt thereof, the due date for payment shall be [*] from the date such invoice is received.  In no event will payment occur prior to BUYER’s receipt of the GOODS, or if required, prior to the date where BUYER obtains government approval for payment, whichever is later.   SELLER will comply with BUYER’s reasonable invoicing requirements effective after receipt thereof in writing, which may be amended from time to time, so long as such requirements and payment commitments are not inconsistent with this AGREEMENT. Subject to the foregoing, BUYER may withhold payment if SELLER’s invoice is inaccurate or does not meet BUYER’s invoicing requirements as advised by BUYER. Each invoice submitted by SELLER will describe the GOODS and the corresponding quantity and charges.

3.2.       TRANSACTION TAXES

TRANSACTION TAXES mean any taxes, fees, expenses, costs and charges imposed by a governmental or regulatory authority such as, without limitation, any sales, use, excise, value-added, services, consumption, and other taxes and duties, the taxable incident of which occurs at, upon or after the earlier of BUYER’s receipt of title of, SELLER’s invoicing for and BUYER’s payment for the GOODS and do not include import/export duties, levies or charges or customs related expenses.  Upon request, each PARTY will provide the other PARTY with documentation required by any tax authority regarding the reporting, filing and potential recovery of TRANSACTION TAXES.  BUYER is entitled to withhold payment of the TRANSACTION TAXES until SELLER provides BUYER such documentation.  Upon request, BUYER will provide SELLER with any resale certificates, exemption certificates or other information relating to TRANSACTION TAXES.  If a withholding tax applies to payments made by BUYER under this AGREEMENT, then BUYER is entitled to deduct such withholding tax from the PRICE on SELLER’s account.  The SELLER is solely responsible for any costs and tax on goods and services used and consumed by the SELLER in providing the services or the goods under this AGREEMENT, the taxable incident of which occurs prior to or upon BUYER’s receipt of title of goods.

*Confidential Treatment Requested

3.3.       PRICE CHANGE MANAGEMENT

The PRICE is a fixed PRICE for the PERIOD except and to the extent set forth in Section 3.3.1 below.

3.3.1      RECONCILIATION IN CASE OF PRICE BRACKETS

[*] prior to the beginning of each [*], the PARTIES will review the ROLLING FORECAST and agree on the appropriate PRICE tier from Exhibit 3.1 for the respective calendar quarter.  Within [*] after the end of each [*], the actual shipped volumes will be compared to the applicable PRICE tier in Exhibit 3.1 to determine if an adjustment in PRICE is required; provided, however, that such a price tier adjustment shall not be made, unless BUYER gives SELLER appropriate notice as set forth in Exhibit 3.1 binding the BUYER to purchase GOODS at the corresponding higher volume.

4  CONTRACT PERIOD AND TERMINATION

4.1.       CONTRACT PERIOD

This AGREEMENT starts on May 1, 2017 (“EFFECTIVE DATE”) and ends on March 31, 2022 (“PERIOD”), unless earlier terminated in accordance with this AGREEMENT.

Upon written agreement of the PARTIES, the term of this AGREEMENT may be extended, upon the same terms and conditions as contained herein other than PRICE and the terms of Exhibit 7.4, and subject to agreement on PRICE and the terms of Exhibit 7.4, for [*] (“RENEWAL PERIOD”) by providing written notice to SELLER at least [*] prior to the expiration of the PERIOD.  The PERIOD and the RENEWAL PERIOD may hereinafter be referred to collectively as the “PERIOD”.

4.2.       TERMINATION FOR CAUSE

If (i) SELLER breaches any material term of this AGREEMENT, and fails to cure such breach as promptly as practicable but in any event within [*] of notice of such breach by BUYER; or (ii) SELLER becomes unable to pay its bills as they become due in the ordinary course, a trustee or receiver of SELLER’s property is appointed and has not been removed within [*] of such appointment, SELLER makes an assignment for the benefit of creditors, a petition in bankruptcy is filed by or against SELLER, which has not been withdrawn within [*] of such filing or SELLER terminates or liquidates its business; then BUYER is entitled to terminate this AGREEMENT at any reasonable time thereafter with immediate effect and without any penalty, liability or further obligation.  In the event that BUYER breaches any material term of this AGREEMENT, and fails to cure such breach as promptly as practicable but in any event within [*] of notice of such breach by SELLER, then SELLER is entitled to terminate this AGREEMENT at any reasonable time thereafter with immediate effect and without any penalty, liability or further obligation.

4.3.       OPTION TO TERMINATE

Either PARTY may terminate this AGREEMENT at any time after March 31, 2021, with a minimum of [*] advance written notice to the other PARTY, for any reason whatsoever.  Following the notice of termination given under this Section 4.3, SELLER will fully cooperate with BUYER to facilitate the timely and orderly transition of production capability to BUYER or a third party designated by BUYER upon the effective date of termination.  In the event that BUYER desires technical or other assistance from SELLER following the effective date of termination hereunder, SELLER would make such assistance available at its standard rate for similar services.

4.4.       EFFECT OF TERMINATION

Termination or expiration of this AGREEMENT shall not relieve either PARTY of any liability or obligation (including payment obligations for raw materials ordered in accordance with BUYER’s forecasts pursuant to Section 2.1 (iii) and for GOODS in accordance with accepted PURCHASE ORDERS pursuant to Section 2.2) it may have to the other arising out of, or related to, acts or omissions occurring prior to such termination or expiration. In case of termination or expiration of this AGREEMENT by BUYER, SELLER shall make available for BUYER’s immediate removal any of BUYER’s property then in the possession of SELLER or any of its subcontractors, or under SELLER’s or any of its subcontractors’ control. SELLER in no case shall be entitled to any payment, compensation or indemnity for loss of goodwill, anticipated sales or prospective profits, or because of expenditures, investments or other matters. Notwithstanding the foregoing, termination for SELLER’s uncured material breach according to Section 4.2 (i) shall not relieve BUYER of any liability or obligation for the payment of GOODS in accordance with BUYER’s accepted PURCHASE ORDERS subject to Section 2.5.

*Confidential Treatment Requested

4.5.       BUYER’S OBLIGATIONS FOR UNSHIPPED GOODS AND MATERIALS

In case of a change of the SPECIFICATIONS in accordance with Section 2.4:

4.5.1      BUYER will purchase any GOODS manufactured by SELLER in accordance with an accepted PURCHASE ORDER, unless BUYER demonstrates that such GOODS are i) not in conformance with the SPECIFICATIONS applicable at the time the PURCHASE ORDER has been accepted by SELLER or ii) not in compliance with the warranties under Section 5.1 or Section 5.2.

4.5.2      BUYER will purchase any FULL SERVICE MATERIALS that are purchased by SELLER in accordance with Section 2.1 (iii) and that can no longer be used in the manufacture of the GOODS as a result of the change of the SPECIFICATIONS at SELLER’s book value at the time of the CHANGE DATE.

5  REPRESENTATIONS, WARRANTIES AND OTHER OBLIGATIONS

5.1.       REPRESENTATIONS AND WARRANTIES RELATING TO THE GOODS

SELLER represents and warrants that at the time when title passes to BUYER, and for [*] thereafter, the GOODS and any parts thereof (article(s), chemical or other component(s) or composition(s)):

(i)       are in full conformance with the SPECIFICATIONS;

(ii)      are, to the best of SELLER’s knowledge, safe for BUYER’s intended use as tooth whitening strips;

(iii)     are free from latent and patent defects; and

(iv)     are in compliance with all applicable LAWS.

SELLER’s representations and warranties with respect to each DELIVERY of the GOODS shall survive as follows: (i) as to the GOODS themselves the representations and warranties set forth in Section 5.1(i) through (iv) shall survive for a period of [*] from DELIVERY; (ii) for GOODS incorporated into the product being produced by or for BUYER (“FINISHED PRODUCT”) within [*] of DELIVERY the representations and warranties set forth in Section 5.1(i) through (iv) will survive for [*] from DELIVERY; (iii) for the GOODS themselves not incorporated into products within [*] of DELIVERY or for the GOODS incorporated into FINISHED PRODUCT more than [*] after DELIVERY, only the warranty set forth in Section 5.1(iii) shall remain in effect and only as to latent defects. For warranty claims related to an asserted latent defect, BUYER shall have the burden of establishing that the defect existed as of DELIVERY of GOODS to BUYER, and that the GOODS have been stored in accordance with the applicable MSDS sheets for such GOODS.  For warranty claims that GOODS incorporated into FINISHED PRODUCT, are not in compliance with an applicable warranty, the BUYER shall first establish that the claimed defect is as to the GOODS and not some other aspect of the product.

Any other of SELLER’s representations, warranties, covenants and other obligations set forth in this AGREEMENT shall be subject to all applicable statutes of limitation, similar statutes and other similar defenses provided by law or equity.

5.2.       TITLE AND LIENS

At the time when risk of loss passes to BUYER, SELLER will pass to BUYER good and marketable title to the GOODS, free and clear of all liens, claims, security interests, pledges, charges, mortgages, deeds of trusts, options, or other encumbrances of any kind (“LIENS”).

5.3.       INTELLECTUAL PROPERTY RIGHTS

Intellectual Property rights (as defined in the LICENSE AGREEMENT) shall continue to be exclusively governed by the LICENSE AGREEMENT.

*Confidential Treatment Requested

5.4.       PRODUCTION PROCESS AND/OR RAW MATERIAL CHANGES

SELLER will not make any change to the raw and pack material feedstock, the production process, equipment or location(s) relating to the manufacturing of the GOODS without BUYER’s prior written consent, not to be unreasonably withheld or delayed.

5.5.       MATERIAL, PRODUCT OR EQUIPMENT DISPOSAL

If SELLER disposes any item, that is associated with BUYER’s products, other than manufacturing equipment, or that incorporates intellectual property owned by the BUYER (“BUYER’s IP RIGHTS”), then SELLER will ensure any such item is made unsalvageable and will not subcontract the disposal without prior written consent of BUYER.  SELLER is responsible for taking all reasonable steps to prevent the counterfeiting of BUYER’s products or the infringement of BUYER’s IP RIGHTS relating to SELLER’s performance under this AGREEMENT.  In addition, upon expiration or termination of this AGREEMENT, SELLER will provide BUYER with an inventory of any item or equipment that incorporates BUYER’s IP RIGHTS. Such inventory report will include the unique asset identification number; BUYER’s purchase order number; the purchase price; the current fair market value; and the specific location of each asset.

5.6.       CHILD LABOR AND FORCED LABOR

SELLER will not employ children, prison labor, indentured labor, bonded labor or use corporal punishment or other forms of mental and physical coercion as a form of discipline. In the absence of any national or local law, an individual of less than 15 years of age is considered as a child. If local LAWS set the minimum age below 15 years of age, but is in accordance with exceptions under International Labor Organization Convention 138, the lower age will apply. BUYER is entitled to conduct unannounced inspections and appropriate audits of books and records of all of SELLER’s premises and any other premises employed in connection with SELLER’s performance under this AGREEMENT to verify SELLER’s compliance with this paragraph.

5.7.       CORPORATE AUTHORITY

Each PARTY represents and warrants that this AGREEMENT has been duly authorized, executed and delivered on its behalf and that this AGREEMENT does not conflict with any other agreement into which a respective PARTY has entered.

5.8.       COMPLIANCE WITH LAWS

5.8.1     GENERAL COMPLIANCE WITH LAWS

SELLER will and will cause any person or entity acting on its behalf to fully comply with all applicable governmental, legal, regulatory and professional requirements, including but not limited to anti-money laundering, anti-corruption and anti-bribery laws (including, without limitation, the Foreign Corrupt Practices Act, the UK Bribery Act and Proceeds of Crime Act, and commercial bribery laws) (collectively "LAWS").  Unless exempt, SELLER will (i) comply with (i) 41 CFR §§ 60-1.4(a), 60-300.5(a) and 60-741.5(a), prohibiting discrimination against (a) qualified individuals based on their status as protected veterans or individuals with disabilities, and (b) all individuals based on their race, color, religion, sex, sexual orientation, gender identification or national origin; (ii) in accordance with 41 CFR §§ 60-1.4(a), 60-300.5(a) and 60-741.5(a), take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identification, national origin, protected veteran status or disability; and (iii) comply with 41 CFR § 61-300.10 regarding veterans’ employment reports and 29 CFR Part 471, Appendix A to Subpart A regarding posting a notice of employee rights.   SELLER will promptly notify BUYER if SELLER (i) receives any notice, demand, summons or complaint from any governmental or regulatory authority, agency or other body relating to the subject matter of this AGREEMENT, and will take all steps, at SELLER's expense, to resolve any issues as promptly as practicable or any request or demand in violation of the LAWS or (ii) violates any LAWS.

5.8.2     ANTI-CORRUPTION COMPLIANCE

In addition to any other measures necessary to comply with LAWS as described above, SELLER will not and will ensure that any person or entity acting on its behalf will neither (i) offer to pay, pay, promise to pay, or authorize the payment of money or anything of value nor (ii) give or offer any “facilitating” or “grease” payments (i.e. payments given or offered in order to expedite or secure the performance of a routine government action) whether or not those payments may be considered lawful under the applicable anti-bribery laws to any (a) officer, employee or any person acting in an official capacity for or on behalf of a government or an entity owned or controlled by a government, or of a public international organization; or (b) political party or their officials; (c) candidate for a political office (“PUBLIC OFFICIAL”) in order to influence any act or decision of the PUBLIC OFFICIAL in his or her official capacity or to secure any other improper advantage in order to obtain or retain business or obtain any other business advantage.

5.8.3 COMPLIANCE WITH INTERNATIONAL SANCTIONS

SELLER represents and warrants that (i) SELLER has no direct or indirect ownership by any party that is subject to international sanctions imposed by the UN, EU or US whether by means of a designated list (including OFAC’s SDN list and the BIS lists) or otherwise; (ii) there is no management control of SELLER by any party that is subject to international sanctions imposed by the UN, EU or US whether by means of a designated list (including OFAC’s SDN list and the BIS lists) or otherwise; and (iii) SELLER has no activity with Iran.  SELLER represents and warrants that in the event of any change to any of the above, SELLER will inform BUYER in writing without undue delay, and in the event SELLER breaches any of the above representations and warranties, or fails to so notify BUYER of any change, BUYER may terminate this AGREEMENT with immediate effect and without any penalty, liability or other obligation.

5.9.       INSURANCE REQUIREMENTS

SELLER will maintain insurance coverage as set forth in this Section 5.9 with underwriters having an A. M. Best rating of “A VIII” or better or an equivalent rating.  SELLER will provide BUYER with a copy of Certificate(s) of Insurance.  SELLER will cause its subcontractors to maintain reasonable insurance coverage.  All insurance policies will provide for a [*] prior written notice to BUYER in the event of termination, cancellation, non-renewal or a material change to SELLER’s insurance coverage. All insurance policies are primary without right of contribution from any of BUYER’s insurance carriers.  SELLER is responsible for all deductibles relating to SELLER’s insurance coverage.

SELLER will carry:

(1) Commercial General Liability [*] with a [*] and a [*];

(2) Workers' Compensation or its equivalent covering injuries in the course of employment as required by the LAWS of the location where the work is performed, and if the work is performed in the United States of America, Employers' Liability coverage with a [*]; and

(3) Automobile Liability Insurance coverage with a [*], or as required by the LAWS of the location where SELLER uses owned or non-owned vehicles.

The Commercial General Liability and Automobile Liability policies will include BUYER, its parent, its AFFILIATEs and subsidiaries as additional insured to be stated explicitly on the Certificate(s) of Insurance.  To the extent legally permissible, SELLER hereby irrevocably and unconditionally waives and will cause its insurers to irrevocably and unconditionally waive any rights of subrogation for claims against BUYER, its parent, its AFFILIATEs and subsidiaries to be documented to BUYER’s satisfaction.

5.10.      OWNERSHIP OF INTELLECTUAL PROPERTY

Intellectual Property ownership (as defined in the LICENSE AGREEMENT) shall continue to be exclusively governed by the LICENSE AGREEMENT.

*Confidential Treatment Requested

6  INDEMNIFICATION

6.1.       SELLER'S INDEMNIFICATION OF BUYER

SELLER shall, in addition to SELLER’s obligation to indemnify BUYER, its parent, its AFFILIATEs and subsidiaries and their respective agents, officers, directors and employees (“BUYER INDEMNITEE”) by law, in equity or otherwise, at its own expense, at BUYER’s option defend, indemnify and hold harmless BUYER INDEMNITEE from and against all third-party claims, allegations, demands, liabilities, obligations, charges, fines, losses, damages, penalties, interest, costs and expenses, including, without limitation, reasonable legal fees, experts’ fees, and expenses and any amounts paid in settlement (collectively “CLAIMS”), to the extent directly attributable to, arising from or relating to any of the following:  (i) SELLER’s breach of this AGREEMENT; (ii) gross negligence, bad faith, intentional or willful misconduct of SELLER or SELLER’s subcontractors or their respective employees or other representatives; or (iii) bodily injury, death or damage to personal property arising out of or relating to SELLER’s negligence in its performance under this AGREEMENT.

6.2.       INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS

Within [*] after BUYER’s determination (including but not limited to the identification of the root cause for a third party CLAIM) that a third party legal proceeding against BUYER INDEMNITEE may entitle the BUYER INDEMNITEE to seek indemnification under Section 6.1, BUYER will notify SELLER in writing. Upon BUYER’s request, and SELLER’s agreement that the matter is one for which it is responsible to indemnify BUYER INDEMNITEE, SELLER will assume, at its own expense, the defense of any such third party legal proceedings with reputable counsel reasonably acceptable to BUYER and is entitled to settle any such third party legal proceedings with BUYER’s prior written consent, not to be unreasonably withheld or delayed. BUYER, at SELLER’s cost, will reasonably cooperate with SELLER in the defense of such action as SELLER may reasonably request. SELLER will pay any damages assessed against BUYER INDEMNITEE in accordance with this AGREEMENT. For the avoidance of doubt, CLAIMS related to intellectual property infringement or misappropriation are subject to Section 6.3

6.3.       INTELLECTUAL PROPERTY INFRINGEMENT INDEMNIFICATION

Intellectual Property (as defined in the LICENSE AGREEMENT) infringement (if any), and related indemnification (if any) by a PARTY including related procedures, shall continue to be exclusively governed by the LICENSE AGREEMENT.

6.4.       INDEMNIFICATION PROCEDURE FOR THIRD PARTY INTELLECTUAL PROPERTY CLAIMS

Indemnification Procedures for Third Party Claims (as defined in the LICENSE AGREEMENT) shall continue to be exclusively governed by the LICENSE AGREEMENT.

6.5.       LIABILITY OF PARTIES

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, OR INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT FORESEEABLE, ARISING OUT OF THIS AGREEMENT IN EXCESS OF [*]; PROVIDED HOWEVER, THAT THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO (A) CLAIMS ARISING OUT OF OR RELATING TO BAD FAITH, GROSS NEGLIGENCE, INTENTIONAL OR WILLFUL MISCONDUCT OF A PARTY, ITS EMPLOYEES OR OTHER REPRESENTATIVES; (B) THIRD-PARTY CLAIMS, INCLUDING CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE; (C) ANY DAMAGES TO BUYER’S PERSONAL PROPERTY.

SELLER’s compliance with the Section 5.9 entitled INSURANCE REQUIREMENTS shall not relieve SELLER of any liability to BUYER arising under any other provision of this AGREEMENT except to the extent that such monies recovered are paid to BUYER to reduce SELLER’s obligations to BUYER. SELLER shall be liable for any and all deductibles it may incur in connection with any of the policies listed in the Section 5.9 entitled INSURANCE REQUIREMENTS.

*Confidential Treatment Requested

7  MISCELLANEOUS

7.1.       CONFIDENTIALITY

Section 12 of the LICENSE AGREEMENT shall continue to apply to this AGREEMENT and its subject matter.

7.2.       PUBLIC DISCLOSURES

Except as required by LAWS or with BUYER’s prior written consent, SELLER (i) will not disclose the existence or the terms and conditions of this AGREEMENT or the existence of a relationship between the PARTIES to any party, and (ii) will not use BUYER’s, its parents’, its AFFILIATES’ or subsidiaries’ corporate names or trademarks.

7.3.       FORCE MAJEURE

Acts of God, fires, floods, weather, epidemics, war, or other cause(s), in each case that are beyond the reasonable control of a PARTY, not reasonably foreseeable, not caused by acts or omissions of the PARTY affected and that could not have been avoided through a work-around plan, which prevent SELLER from providing or procuring the GOODS, BUYER from receiving or using GOODS or either PARTY from performing under this AGREEMENT (“FORCE MAJEURE EVENT”), will suspend the affected PARTY’s respective obligations under this AGREEMENT during the period required to remove such FORCE MAJEURE EVENT.  The affected PARTY will promptly notify the other PARTY of the FORCE MAJEURE EVENT and its cause. If the affected PARTY is SELLER, then BUYER, upon notice of the FORCE MAJEURE EVENT is entitled to purchase the GOODS from other suppliers in which case the obligations of BUYER and SELLER under this AGREEMENT, if any will be reduced accordingly.  If the affected PARTY is SELLER and the period of the FORCE MAJEURE EVENT lasts longer than [*], then BUYER is entitled, at any time thereafter, while such FORCE MAJEURE EVENT continues, to terminate this AGREEMENT without any penalty, liability or further obligation therefore, immediately upon notice to the SELLER, or purchase the GOODS from other suppliers in which case the obligations, of BUYER and SELLER under this AGREEMENT, if any will be reduced accordingly.  If the affected PARTY is SELLER, then SELLER will allocate its supply of the GOODS to BUYER so that the percentage reduction in SELLER’s supply of Goods to BUYER is no greater than the overall percentage reduction in the total quantity of Goods that SELLER is able to supply as a result of the Force Majeure Event.  Upon BUYER’S request and upon timings requested by BUYER, SELLER will develop, test and then submit to BUYER for BUYER’s approval a supply assurance plan.

7.4.       ASSIGNMENT

SELLER will not delegate, subcontract, transfer or assign this AGREEMENT or any of its rights or obligations, whether in whole or in part, without the prior written consent of BUYER, not to be unreasonably withheld or delayed.  In no case will SELLER delegate, subcontract, transfer or assign any of its obligations to any party that is subject to international sanctions imposed by the UN, EU or US whether by means of a designated list (including OFAC’s SDN list and the BIS lists) or otherwise.  Notwithstanding the foregoing, SELLER may assign this AGREEMENT in the event of a sale by SELLER of substantially all of its business to which this AGREEMENT relates without BUYER’s prior written consent except in the event that the buyer is any of the entities identified in Exhibit 7.4 hereto, which Exhibit may be amended from time to time to add or delete identified entities, or otherwise in accordance with Section 4.1.  Any assignment or transfer of this AGREEMENT, pursuant to the preceding sentences, by SELLER, or its successors or assigns, shall include a covenant in writing to BUYER by such assignee or successor agreeing to be bound by all of the terms and conditions of this AGREEMENT applicable to SELLER.  BUYER is entitled, without restriction, to delegate, subcontract, transfer or assign this AGREEMENT or any of its rights or obligations, whether in whole or in part, without the prior written consent of SELLER.

7.5.       CHANGE IN CONTROL

To the extent legally permissible, SELLER will provide BUYER reasonable notice in writing prior to any change in in control of SELLER (“CHANGE IN CONTROL”).

In case of a CHANGE IN CONTROL, BUYER is entitled to terminate this AGREEMENT, in whole or in part, without any penalty, liability or further obligation with [*] prior written notice to SELLER, and SELLER will provide reasonable transition services to BUYER.

*Confidential Treatment Requested

7.6.       INDEPENDENT CONTRACTOR STATUS

The PARTIES are independent contractors with respect to each other, and nothing in this AGREEMENT will be construed to place the PARTIES in the relationship of partners, joint ventures, fiduciaries or agents.  Neither PARTY is granted any right or any authority to assume or to create an obligation or to bind the other PARTY.  SELLER will perform under this AGREEMENT with trained personnel and SELLER acknowledges that BUYER has no labor relationship with, right, power, authority or duty to select, hire, manage, discharge, supervise or direct any of SELLER’s employees, agents, subcontractors or their employees.

7.7.        MODIFICATION AND WAIVER

An amendment, modification, waiver, or discharge of this AGREEMENT is only valid if it is in writing and signed by an authorized representative of the PARTY against which such amendment, modification, waiver, or discharge is sought to be enforced and specifically references this Section 7.7.    No waiver of any breach, or the failure of a PARTY to enforce any of the terms of the AGREEMENT, will affect that PARTY’s right to enforce the terms of this AGREEMENT.  Any other modification, amendment or waiver of any provision of this AGREEMENT is null and void.

7.8.        ENTIRETY AND AGREEMENT PRECEDENCE

This Agreement, which includes the schedules, exhibits, attachments and annexes attached hereto or incorporated by reference and made part of this AGREEMENT or subsequently incorporated in this Agreement, constitutes the entire understanding and agreement between the Parties regarding the manufacture and supply of GOODS and supersedes all prior or contemporaneous agreements, oral or written, made between the Parties relating to such subject matter. If there is a conflict between this AGREEMENT and any of the PARTIES’ PURCHASE ORDERS, releases, delivery schedules, invoices, general terms and conditions of trade and other similar preprinted forms that purport to govern the same matter as set forth in this AGREEMENT, then this AGREEMENT prevails, except as otherwise set forth in Section 7.7 entitled MODIFICATION AND WAIVER.

7.9.        SEVERABILITY

If any provision of this AGREEMENT is declared void, invalid or unlawful by any court or tribunal of competent jurisdiction, then such provision will be deemed severed from the remainder of this AGREEMENT and the balance will remain in full force and effect.  The PARTIES will undertake to replace such provision with valid and enforceable provisions, which, in their commercial effect, approximate as closely as possible the intentions of the PARTIES as expressed in the void, invalid or unlawful provision.

7.10.       NOTICES

All notices will be given in writing or to the extent legally permissible signed facsimile or electronic copy and will be deemed received upon receipt by the following contacts:

SELLER:          Corium International, Inc,

235 Constitution Drive

Menlo Park, California 94025

Attention: VP, Corporate Development.

BUYER:            Carlos Capmany

The Procter & Gamble Manufacturing Company

11520 Reed Hartman Highway

Cincinnati, Ohio 45241.

7.11.       FACSIMILE AND ELECTRONIC SIGNATURES AND COPIES

To the extent legally permissible, signed facsimile or an electronic copy of the signed AGREEMENT will bind the PARTIES to the same extent as original documents.  Each PARTY will not challenge the validity or enforceability of this AGREEMENT solely because the other PARTY provides only for a facsimile signature or an electronic signature.  Upon BUYER's request, the PARTIES will execute this AGREEMENT with physical signature(s) which will bind the PARTIES for the PERIOD even if executed after the EFFECTIVE DATE.

7.12.       GOVERNING LAW, CONSTRUCTION AND LANGUAGE

This AGREEMENT is governed by and interpreted for any and all purposes in accordance with the internal laws of the State of New York, applicable to contracts made and to be performed wholly within such state, without reference to principles of conflicts of laws.  The courts sitting in, or having principal jurisdiction over the State of New York have exclusive jurisdiction of all disputes under this AGREEMENT and the PARTIES agree that such court is the proper forum for the determination of any dispute arising out of or relating to this AGREEMENT.  The PARTIES irrevocably agree that service of process upon it by certified mail-return receipt requested, addressed to it at its address set forth on the Section 7.10, will constitute good and effective service for all purposes.

If this AGREEMENT is translated, the English language version will govern.  The application of the United Nations Convention on International Sale of Goods and/or the Sales of Goods Act (Ontario, Canada) is explicitly excluded.  No trade usage will be used to explain or supplement this AGREEMENT.

7.13.       SURVIVAL PROVISIONS

The expiration or termination of this AGREEMENT will not affect the terms of this AGREEMENT that expressly provide that they will survive expiration or termination or which out of necessity must survive expiration or termination.

7.14.       INSPECTION AND AUDIT RIGHTS OF THE BUYER

BUYER may, upon [*] prior written notice, request in writing and SELLER, will permit its books and records directly related to amounts invoiced, paid, or due under this AGREEMENT, to be examined, no more than once in any [*] period, except in the case of a serious incident requiring an immediate inspection and audit, during normal business hours, by an independent auditor appointed by BUYER and reasonably acceptable to SELLER, to verify the accuracy of the invoices or payments pursuant to this AGREEMENT.  Any such audit shall be at BUYER’S expense unless the audit reveals overcharges from SELLER to BUYER which are greater than [*] of what the correct charges would have been in which case SELLER will reimburse BUYER for the costs of such audit.  If the audit reveals any overpayment for GOODS, SELLER will reimburse BUYER for such overpayment within [*] of completion of the audit, and if the audit reveals any underpayment for GOODS, BUYER will pay any shortfall within [*] of the completion of such audit.  Any information provided by SELLER in connection with any audit shall be considered Confidential Information (as defined in the LICENSE AGREEMENT) of SELLER.

7.15.       EXCLUSIVITY

Exclusivity (as defined in the LICENSE AGREEMENT) shall continue to be exclusively governed by the LICENSE AGREEMENT.

BUYER and SELLER have caused their respective duly authorized representatives to execute this AGREEMENT, acting as agent(s) as set forth herein.

BUYER: The Procter & Gamble Manufacturing Company		SELLER: Corium International

By:	/s/ Ana Elena Marziano	By:	/s/ Christina Dickerson
Printed Name: Ana Elena Marziano		Printed Name: Christina Dickerson

DATE: April 25, 2017		DATE: April 25, 2017

*Confidential Treatment Requested

EXHIBIT 2.1 – GOODS

BUYER’s Material Code (“GCAS”)	SELLER’s Material Code	Description
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

*Confidential Treatment Requested

EXHIBIT 3.1 – PRICE

Pricing for 5/1/2017 to 4/30/2018 ([*])*

Pricing Tier	Volume Tier Meters Ordered (Feet Ordered) [*] Average	Price per Meter
		[*] [*] [*] [*] [*]	[*] [*] [*] [*] [*] [*] [*]	[*] [*] [*]
[*]	[*] [*]	[*]	[*]	[*]
[*]	[*] [*]	[*]	[*]	[*]
[*]	[*] [*]	[*]	[*]	[*]
[*]	[*] [*]	[*]

*[*]

[*]

[*]

[*]

[*]

[*]

[*]

*Confidential Treatment Requested

Pricing for 5/1/2018 to 3/31/2022 ([*])*

Pricing Tier	Volume Tier Meters Ordered (Feet Ordered) [*] Average	Price per Meter
		[*] [*] [*] [*] [*]	[*] [*] [*] [*] [*] [*] [*]	[*] [*] [*]
[*]	[*] [*]	[*]	[*]	[*]
[*]	[*] [*]	[*]	[*]	[*]
[*]	[*] [*]	[*]	[*]	[*]
[*]	[*] [*]	[*]	[*]	[*]

*[*]

[*]

[*]

[*]

[*]

[*]

[*]

*Confidential Treatment Requested

EXHIBIT 7.4 – ASSIGNEES REQUIRING CONSENT

[*]

[*]

[*]

[*]

[*]

[*]

[*]

*Confidential Treatment Requested

AMENDMENT

This amendment to the AGREEMENT ("AMENDMENT") is entered into by and between The Procter & Gamble Manufacturing Company, One Procter &  Gamble Plaza, Cincinnati, Ohio 45202, United States of America ("BUYER"), and Corium International, Inc., 235 Constitution Drive, Menlo Park, California 94025, United States of America ("SELLER").

BUYER and SELLER previously entered into a purchase agreement ("AGREEMENT") dated as of May 1, 2017. BUYER and SELLER wish to amend the AGREEMENT as set forth in this AMENDMENT.

Now, therefore,  for good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged, BUYER and SELLER agree as follows:

1.  AMENDMENT

The AGREEMENT is amended as follows:

Section 1.01.

Section 4.3 of the AGREEMENT is deleted and hereby replaced with the following section:

OPTION TO TERMINATE

Either PARTY may terminate this AGREEMENT with a minimum of [*] advance written notice, and such notice may be given at any time after March 31, 2021, to the other PARTY,  for any reason whatsoever. Following the notice of termination given under this Section 4.3, SELLER will fully cooperate with BUYER to facilitate the timely and orderly transition of production capability to BUYER or a third party designated by BUYER upon the effective date of termination.  In the event that BUYER desires technical or other assistance from SELLER following the effective date of termination hereunder, SELLER would make such assistance available at its standard rate for similar services.

2.  RATIFICATION

BUYER and SELLER hereby ratify the AGREEMENT and affirm that, except as expressly amended by this AMENDMENT, the AGREEMENT will continue in full force and effect in accordance with the terms and conditions.  Capitalized terms used in this AMENDMENT but not defined herein will have the meaning given in the AGREEMENT.

3.  GOVERNING LAW

This AMENDMENT will be governed by and construed in accordance with the laws governing the AGREEMENT.

IN WITNESS WHEREOF the PARTIES hereto have entered into this AMENDMENT effective as of May 5, 2017.

BUYER: The Procter & Gamble Manufacturing Company		SELLER: Corium International, Inc.

By:	/s/ Scott Kadish	By:	/s/ Christina Dickerson
Printed Name: Scott Kadish		Printed Name: Christina Dickerson

DATE: May 11, 2017		DATE: May 11, 2017

*Confidential Treatment Requested